Exhibit 5.1

TROUTMAN SANDERS LLP

A  T  T  O  R  N  E  Y  S    A  T    L  A  W
A LIMITED LIABILITY PARTNERSHIP

THE CHRYSLER BUILDING
405 LEXINGTON AVENUE
NEW YORK, NEW YORK  10174-0700
www.troutmansanders.com
TELEPHONE: 212-704-6000
FACSIMILE: 212-704-6288
April 8, 2011
SPAR Group, Inc.
560 White Plains Road, Suite 210
Tarrytown, New York 10591

Ladies and Gentlemen:

We have acted as counsel to SPAR Group, Inc., a Delaware corporation (the "Corporation"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering certain shares of its Common Stock, $0.01 par value per share (the "Common Stock"), including the registration of  2,000,000 shares of Common Stock that may be issued, offered and sold by the Corporation from time to time under the Registration Statement on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Corporation's Securities").

The Registration Statement is also being filed to register an additional 1,000,000 shares of Common Stock by the "Selling Stockholders" identified in the Registration Statement (each a "Selling Stockholder") that may be offered and sold by them from time to time pursuant to the Registration Statement on a delayed or continuous basis and that consist of shares acquired by them either individually from the Corporation in 1999 pursuant to the merger of certain companies wholly owned by them into a subsidiary of the Corporation, or as trustees of separate non-Corporation pension plans pursuant to the conversions in 2011 of Series A Preferred Stock purchased in private transactions in 2008 and in satisfaction of the accrued dividends thereon, or both (the "Selling Stockholders' Securities" and together with the Corporation's Securities, the "Securities").

The Securities are to be offered and sold in amounts and on terms set forth in the prospectus contained in the Registration Statement (the "Prospectus"), as the same may be supplemented in respect of particular transactions from time to time in supplements to the Prospectus filed with the Commission after the date hereof  (each a "Prospectus Supplement").

For purposes of this opinion, we have examined copies of: (i) a good standing certificate from the Secretary of State of the State of Delaware in respect of the Corporation dated April 5, 2011; (ii) the articles of incorporation and bylaws of the Corporation, each as amended and/or restated to date and filed as Exhibits 3.1 and 3.2 to the Registration Statement (collectively, the "Charter Documents"); (iii) resolutions of the Board of Directors of the Corporation (the "Board") adopted on March 10, 2011, approving the filing of the Registration Statement and authorizing and approving the offer, issuance, sale and delivery of the Corporation's Securities and the execution, delivery and performance of all related instruments and documents to the extent then known or anticipated (the "Board Resolutions"); (iv) the specimen Common Stock certificate of the Corporation filed as Exhibit 4.5 to the Registration Statement (the "Specimen Certificate"); and (v) the Registration Statement  as amended through April 7, 2011, and declared effective by the Commission on April 8, 2011 (such Registration Statement, together with the Charter Documents, the General Board Resolutions and the Specimen Certificate, each a "Governing Document").  In addition, we have made such investigations of Covered Applicable Law (as hereinafter defined), in each case as currently in effect, as recognized by us as applicable to the transactions contemplated in such Registration Statement, and as we deemed necessary under customary practice to enable us to render the opinions we express below.

We have assumed: (i) all information contained in each document or other item reviewed by us is true, correct and complete; (ii) all signatures or other authentications on each document examined by us are genuine and provided by persons with legal capacity and authority to execute such document; (iii) each document submitted to or obtained by us is authentic, complete and is either the original document or conforms to it; (iv) the complete and accurate assembly of all requisite counterpart documents and signature pages with the intended final version of each document, and the due acknowledgment of each document requiring the same; (v) the

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

SPAR Group, Inc.                                                                                                                                                                       Page 2                                  April 8, 2011
Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and remain effective and current; (vi) if required, a Prospectus Supplement will have been prepared and filed with the Commission describing the terms of the applicable offering, issuance and sale; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement, Prospectus and applicable Prospectus Supplement; (viii) the issuance, offer and sale of the Corporation's Securities, as well as all related instruments and documents and their respective terms and provisions, to the extent not already authorized and approved in the General Board Resolutions, will have been duly and specifically authorized and approved by the Board or a duly authorized committee thereof (the "Supplemental Board Resolutions"); (ix) the Securities will have been offered, issued, sold, duly and validly certificated (or evidenced by valid book-entry notations if un-certificated) and delivered in accordance with (A) any applicable definitive underwriting, placement, purchase or similar agreement, (B) the Registration Statement, Prospectus and applicable Prospectus Supplement, (C) Covered Applicable Law, and (D) in the case of the Corporation's Securities, the Charter Documents, General Board Resolutions and applicable Supplemental Board Resolutions; (x) the Corporation will have received the consideration provided for in the applicable Prospectus Supplement, and the net proceeds it receives for the Corporation's Securities will be not less than their par value; (xi) any applicable underwriting, placement, purchase or similar agreement will (A) have been duly authorized, executed and delivered by the parties thereto, (B) have been signed or otherwise authenticated by persons with the legal capacity and authority to do so and (C) be enforceable in accordance with their respective terms and provisions; and (xii) with respect to the Corporation's Securities, at the time of issuance there will be sufficient shares of Common Stock authorized under the Charter Documents and not otherwise reserved for issuance.

We also have assumed that: (i) the Corporation will continue to be validly existing and in good standing under the laws of the State of Delaware, and has, and will continue to have, full and unrestricted power, authority and legal capacity and due authorization and empowerment to enable it to offer, issue, sell and deliver the Corporation's Securities and to execute, deliver and perform all instruments, agreements and other documents related thereto; and (ii) the Corporation's Securities will be issued so as not to violate, conflict with or constitute a default under any Covered Applicable Law or constitute a breach, conflict, default or violation of any applicable (A) Charter Document, (B) agreement or other instrument or document to which the Corporation or its properties are bound or subject, (C) judicial or regulatory order or decree of any governmental authority, or (D) consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

In addition, we have assumed and, without independent investigation, have relied upon the factual accuracy of each of the representations, warranties, acknowledgments, certifications and other information contained in the items we examined, and upon the assumptions we have made in this opinion, and our opinion is based solely thereupon.  Except as expressly set forth in this opinion, we have not searched, examined or reviewed any agreement, instrument or other document, any books, records, communications or files of any person, or any database, public record or other information collection.  The Governing Documents are the only documents or items of any kind or nature reviewed or addressed in any way by us in connection with this opinion, and we have not considered and offer no opinion respecting any other instrument, agreement or other document (whether or not referenced in this opinion or referenced in or made an exhibit to any Governing Document).

Our opinion is limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.  We express no opinion whatsoever as to any matter assumed by us or any factual information provided to us.  The assumptions and qualifications expressly stated in this opinion are in addition to (and not in lieu or limitation of) any others presumed by customary usage.  Our opinion is an expression of our professional judgment regarding the legal matters addressed and are not guaranties or warranties that a court or other authority will reach any particular result.

Our opinion is limited to and as of the date hereof, including (without limitation) the documents, law, and facts and circumstances as we believe them to be on the date hereof.  In any event we do not undertake to advise you of any such item or change therein occurring or coming to our attention subsequent to the date hereof.  Whenever our opinion assumes or requires the occurrence of an event or the existence of a fact or circumstance after the date hereof (including, without limitation, the payment or other performance of any obligation or the issuance, execution or delivery of any instrument, certificate or other item), our opinion is based on our assumption that: (i) each party will have taken all future or further actions necessary or appropriate

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

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thereto; (ii) all relevant documents, law, and facts and circumstances will be the same at such future time as we believe them to be on the date hereof; and (iii) no relevant filing, approval or similar item will have expired or otherwise adversely changed.

We express no opinion as to the applicable law of any jurisdiction other than the applicable state law of the State of New York, the applicable federal law of the United States of America, and the applicable provisions of the General Corporation Law of the State of Delaware (collectively, the "Covered Applicable Law").

Based upon and subject to the foregoing, we are of the opinion that the Selling Stockholders' Securities are, and if and when all of the applicable assumed actions and other events have occurred, the Corporation's Securities will be, validly issued, fully paid and non-assessable.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ Troutman Sanders LLP Troutman Sanders LLP